REPORT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors of

The Wall Street Fund, Inc.:



In planning and performing our audit of the financial statements and financial highlights of The Wall Street Fund, Inc.for the year ended December 31, 1997, we considered its internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.



The management of The Wall Street Fund, Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Genera lly, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. These controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.



Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.



Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A mater ial weakness is a condition in which the design or operation of any specific internal control component does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned
functions.   However, we noted no matters involving  internal
control, including controls over safeguarding securities, that we consider to be material weaknesses, as defined above, as of December 31, 1997.



This report is intended solely for the information and use of management of The Wall Street Fund, Inc.and the Securities and
Exchange Commission.



							COOPERS & LYBRAND L.L.P.



New York, New York

February 23, 1998